EXHIBIT  23.1


                     INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated February 28, 2003, with respect to the consolidated balance sheets of Peter Kiewit Sons', Inc. as of December 28, 2002 and December 29, 2001, and the related consolidated statements of earnings, changes in redeemable common stock and comprehensive income, and cash flows for the years then ended, incorporated herein by reference.

     Our report refers to a change to the method of accounting for goodwill.


                                    /s/ KPMG LLP
                                    KPMG LLP


October 6, 2003
Omaha, Nebraska